CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment to the Registration Statement on Form S-1 of ICOX Innovations Inc. of our report dated April 2, 2018 relating to our audits of the December 31, 2017 and 2016 consolidated financial statements, which appears in the Annual Report on Form 10-K of ICOX Innovations Inc. for the year ended December 31, 2017, appearing in the Prospectus, which is part of this Amendment to the Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Haynie & Company

Salt Lake City, UT

July 17, 2018